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                                                                Exhibit 10.12

                              ANDOVER BANCORP, INC.

                            Special Termination Plan
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1. Employees Covered

     This Special Termination Plan shall apply to all permanent full-time and part-time employees, including commissioned employees (each, a "Covered Employee," collectively, the "Covered Employees"), of Andover Bancorp, Inc. (the "Company"), Andover Bank and Andover Bank NH (collectively, the "Andover Entities"). This Special Termination Plan shall not apply to employees hired by the Andover Entities on a temporary basis.

2. Special Termination Benefits

     Any Covered Employee whose employment is terminated within two years after a Change in Control (as hereinafter defined), unless such termination is for Cause (as hereinafter defined) or by reason of death, shall be provided with the following Special Termination Benefits:

          (a) Payment in one lump sum as of the date of termination of employment of an amount equal to two weeks of Base Compensation (as hereinafter defined) (or such greater amount to which the Covered Employee is entitled under Section 2(d) below) for each year or partial year of service with one or more of the Andover Entities, its predecessors and any successor institution. For this purpose, "Base Compensation" shall mean (i) the highest base salary of the Covered Employee during the period commencing one year prior to the Change in Control and ending on the date of termination, or (ii) in the case of commissioned-only employees, the average commissions paid by the Covered Employee pursuant to the terms of a written employment agreement during the period commencing one year prior to the Change in Control and ending on the date of termination. In addition, if authorized in writing by the Company with respect to a particular Covered Employee, Base Compensation may include additional remuneration.

          (b) Continuation of health, dental and life insurance benefits, to the extent provided to the Covered Employee on the date of his or her termination, for a period ending on the earlier of (i) one year after termination of employment on the same terms and conditions as though the Covered Employee had remained an active employee, and (ii) the date on which the Covered Employee secures employment which provides health, dental and life insurance benefits.

          (c) COBRA benefits following the end of the period referred to in
     Section 2(b) above, such benefits to be determined as though employment had terminated at the end of such period.

          (d) The minimum benefits under clause (a) above shall be:


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               (i)   All officers of the level of Assistant Vice President and
                     above shall receive at least 26 weeks of Base Compensation;

               (ii) All other elected and appointed officers shall receive at least 13 weeks of Base Compensation;

               (iii) All other full-time employees shall receive at least 6 weeks of Base Compensation; and

               (iv) All permanent part-time employees shall receive at least 4 weeks of Base Compensation as determined by their regularly scheduled hours.

          (e) The foregoing Special Termination Benefits are subject to Section 3 below.

3. Adjustments in Special Termination Benefits

     The Special Termination Benefits payable pursuant to Section 2 above shall be adjusted as follows:

          (a) All payments shall be reduced by the amount of any severance pay benefits or notice pay payable to any officer or employee under any employment, change in control or special termination agreement or under any "tin parachute," WARN or similar law.

          (b) In the event that the Special Termination Benefits payable to any Covered Employee pursuant to this Plan, together with any payments to or for the benefit of the Covered Employee under any other agreement or plan pursuant to which the Covered Employee is entitled to receive payments or benefits, in the aggregate exceeds the amount that may be deducted by the entity making the payment by reason of the operations of Section 280G of the Internal Revenue Code of 1986, as amended, the amount of such payments shall be reduced to the maximum which can be deducted by such entity.

          (c) All payments will be subject to usual and customary tax withholding.

4. Definition of "Change in Control"

     A "Change in Control" shall be deemed to have occurred in any one of the following events:

          (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company, or any of its direct

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     or indirect subsidiaries), together with all "affiliates" and "associates"
     (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

          (b) persons who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director; or

          (c) the shareholders of the Company shall approve (A) any consolidation or merger of the Company or any subsidiary of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate a majority of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, or
     (C) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred:

          (A) for purposes of the foregoing clause (a), solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate voting power represented by the Voting Securities beneficially owned by any person to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in the preceding clause shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a Change in Control shall be deemed to have occurred for purposes of the foregoing clause (a); or

          (B) as a result of the occurrence of any of the events enumerated in the foregoing clauses (a), (b) or (c), if after such occurrence, the Incumbent Directors constitute at least one-half of the Board of Directors of the Company or any successor institution and the transaction is designated a merger of equals transaction by the Incumbent Directors prior to the occurrence of such event.

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 5. Definition of "Cause"

     The term "Cause" shall mean and include:

          (a) deliberate dishonesty with respect to any of the Andover Entities or any successor institution; or

          (b) the conviction of any crime involving moral turpitude; or

          (c) gross negligence of or refusal to perform any duty or responsibility as an employee of any of the Andover Entities after written notice to the Covered Employee, other than as a result of sickness, accident, disability or similar cause beyond the control of the Covered Employee.



Adopted:  January 23, 1997